UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 14, 2016

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-U.K.”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-U.K. and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-U.K. (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-U.K. This report should be read in its entirety as it pertains to each of Noble-U.K. and Noble-Cayman.

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2016, Noble-Cayman, Noble Holding International Limited (the “Issuer”), an indirect, wholly-owned subsidiary of Noble-U.K. and Noble-Cayman, and the underwriters named therein (the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”) with respect to the issuance and sale by the Issuer of $1,000,000,000 aggregate principal amount of its 7.750% Senior Notes due 2024 (the “2024 Notes”) in a registered public offering under the Securities Act of 1933, as amended (the “Securities Act”). The punctual payment of the principal of, premium, if any, interest on and all other amounts due under the 2024 Notes will be fully and unconditionally guaranteed by Noble-Cayman. On December 15, 2016, pursuant to Rule 424(b) under the Securities Act, the Issuer and Noble-Cayman filed with the U.S. Securities and Exchange Commission (the “Commission”) a Prospectus Supplement, dated December 14, 2016, to a Prospectus, dated February 27, 2015, which is part of a Registration Statement on Form S-3 (Registration No. 333-202378) filed by the Issuer and Noble-Cayman with the Commission. The exhibit to this Current Report on Form 8-K relates to the offering of the 2024 Notes and is hereby incorporated by reference into such Registration Statement.

Pursuant to the Underwriting Agreement, the Issuer and Noble-Cayman agreed, among other things, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of the nature of the offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

The Issuer expects to receive net proceeds from the sale of the 2024 Notes of approximately $967,600,000, after deducting underwriting discounts and estimated offering expenses. The Issuer intends to use the net proceeds, together with cash on hand, to pay the purchase price and accrued interest (together with fees and expenses) in the tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $750,000,000 aggregate purchase price, excluding accrued interest, of the Issuer’s 4.90% Senior Notes due 2020 (the “2020 Notes”), 4.625% Senior Notes due 2021 and 3.95% Senior Notes due 2022. If the Tender Offers, which are subject to market conditions and other factors, including a $300,000,000 cap with respect to the 2020 Notes and the completion of the offering of the 2024 Notes for gross proceeds of at least $750,000,000, are not consummated, or the aggregate purchase price of the notes tendered in the Tender Offers and accepted for payment is less than the net proceeds of the offering, the Issuer will use the remainder of those proceeds for general corporate purposes, which may include the further retirement of debt, including the purchase of debt in open market or privately negotiated transactions. The offering is expected to close on December 28, 2016.

In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in other investment banking or commercial banking transactions with Noble-U.K., Noble-Cayman and their affiliates, for which they have received or will receive customary fees and commissions. Affiliates of all of the Underwriters are lenders under Noble-Cayman’s revolving credit facilities and, accordingly, will receive a portion of the net proceeds from the offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated December 14, 2016, among Noble Corporation, a Cayman Islands company, Noble Holding International Limited, a Cayman Islands company, and the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a company registered under the laws of England and Wales

Date: December 15, 2016

	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Chief Financial Officer, Vice President and Controller

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated December 14, 2016, among Noble Corporation, a Cayman Islands company, Noble Holding International Limited, a Cayman Islands company, and the underwriters named therein.

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